Exhibit 99.1

PRESIDENTIAL LIFE CORPORATION TO BE ACQUIRED BY ATHENE ANNUITY

& LIFE ASSURANCE COMPANY

NYACK, New York, and HAMILTON, Bermuda — July 13, 2012 – Presidential Life Corporation (“Presidential Life”) (NASDAQ: PLFE), a Delaware corporation headquartered in Nyack, NY, and Athene Holding Ltd. (“Athene”), a Bermuda-based holding company, today announced a definitive agreement for an Athene subsidiary to acquire Presidential Life for $14.00 per share in cash, representing an aggregate purchase price of approximately $415 million.

The $14.00 per share price represents a premium of approximately 38% over the $10.14 per share closing price of Presidential Life common stock on July 12, 2012, the last trading day prior to today’s announcement, and a premium of 40% over the average closing price for the five trading day period ended on such date.

Under the terms of the agreement Presidential Life, which markets and sells a variety of fixed annuity, life insurance and accident and health insurance products through its wholly owned subsidiary, Presidential Life Insurance Company, will be acquired by Athene’s wholly owned subsidiary, Athene Annuity & Life Assurance Company (“Athene Annuity”), a Delaware-domiciled insurer focused on retail fixed and index annuity sales and reinsurance.

Presidential Life, Athene Annuity and Eagle Acquisition Corp. (“Merger Sub”), a newly formed wholly owned subsidiary of Athene Annuity, have entered into an Agreement and Plan of Merger, dated July 12, 2012, pursuant to which Merger Sub will merge with and into Presidential Life, with Presidential Life surviving the merger as a wholly owned subsidiary of Athene Annuity.

The Board of Directors of Presidential Life has unanimously approved the transaction and recommends that its shareholders approve the merger agreement. The transaction is expected to close in late 2012 and is subject to customary closing conditions, including the receipt of regulatory approvals, such as the approval of the New York State Department of Financial Services, and approval by the holders of a majority of the outstanding shares of Presidential Life common stock. A special meeting of Presidential Life’s shareholders will be held following the filing of definitive proxy materials with the U.S. Securities and Exchange Commission (“SEC”), and subsequent mailing of the proxy materials to the shareholders. Consummation of the merger is not subject to financing conditions.

“We continue to build a market-leading retirement savings company through organic growth, reinsurance and strategic acquisitions,” said James R. Belardi, CEO of Athene. “The purchase of Presidential Life will create significant opportunities for growth in our retail sales and reinsurance operations.” Athene Annuity does not currently operate in New York.

“I am pleased to announce this agreement, which provides our shareholders with a significant cash premium for their shares. We believe this transaction is in the best interest of our shareholders,” said John McMahon, Chairman of the Board of Presidential Life. “Today’s announcement is the result of a comprehensive process in which the Board of Directors, with the assistance of its outside advisors, carefully considered strategic alternatives for our shareholders.”

Sandler O’Neill + Partners, L.P. acted as the financial advisor to Presidential Life and provided a fairness opinion to the Board of Directors of Presidential Life in connection with the transaction. Proskauer Rose LLP acted as counsel to Presidential Life. Sidley Austin LLP acted as counsel to Athene.

About Athene Holding Ltd.

Athene and its companies manage net investment spread businesses with over $10 billion in assets under management. The companies fund themselves through reinsurance transactions, retail sales of fixed annuities, and sales of institutional funding agreements. Athene primarily invests in a diversified portfolio of highly-rated, liquid, fixed income securities. The principal Athene companies include Athene Annuity & Life Assurance Company, a Delaware-domiciled stock life insurance company focused on retail fixed annuity sales and reinsurance, Athene Life Re Ltd., a Bermuda-based reinsurer focused on the retirement services market, and Athene Life Insurance Company, an Indiana-domiciled stock life insurance company focused on the institutional funding agreement market.

Athene’s founders are James R. Belardi, CEO of Athene Holding Ltd. and Athene Annuity, and Chip Gillis, CEO of Athene Life Re and its majority shareholder is an affiliate of Apollo Global Management, LLC. Belardi previously served as President of SunAmerica Life Insurance Company and Executive Vice President and Chief Investment Officer of AIG Retirement Services. Gillis previously served as the former head of Bear Stearns’ Insurance Solutions. Further information about our companies can be found at www.athene.com.

About Presidential Life Corporation

Presidential Life, through its wholly owned subsidiary, Presidential Life Insurance Company, markets and sells a variety of fixed annuity, life insurance and accident and health insurance products. Through Presidential Life Insurance Company, Presidential Life is licensed to market its products in all 50 states and the District of Columbia. Further information about Presidential Life is available on the Internet at www.presidentiallife.com.

Forward-Looking Statements

This press release, as well as certain other statements made by Presidential Life, may constitute or contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect, when made, Presidential Life’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements of: (a) Presidential Life’s plans; (b) the outcome of contingencies; (c) beliefs or expectations; and (d) assumptions underlying any of the foregoing.

Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic, and competitive risks and uncertainties, many of which are beyond Presidential Life’s control or are subject to change, actual results could be materially different.

Factors that might cause such a difference include, without limitation, the following:

•

the possibility that the closing of the transaction described in this press release does not occur or is delayed, either due to the failure of closing conditions, including approval of Presidential Life’s shareholders, the failure to obtain required regulatory approvals or other reasons; and

•

risks detailed from time to time in Presidential Life’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 9, 2012, and materials to be filed in connection with obtaining shareholder approval of the merger transaction.

Other factors not currently anticipated by management may also materially and adversely affect the closing of the transaction described in this press release. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Presidential Life undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Presidential Life intends to file with the SEC a proxy statement (the “Proxy Statement”) in connection with seeking shareholder approval of the proposed merger. INVESTORS AND SECURITY HOLDERS OF PRESIDENTIAL LIFE ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PRESIDENTIAL LIFE, PRESIDENTIAL LIFE INSURANCE COMPANY AND THE PROPOSED MERGER. Investors and security holders may obtain a copy of the Proxy Statement and other relevant materials filed with the SEC free of charge (when they become available) at the SEC’s website at www.sec.gov. The Proxy Statement and such other documents, when they become available, may also be obtained free of charge on Presidential Life’s website at www.presidentiallife.com under the tab “Investor Relations.” The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Presidential Life’s officers and directors may be participants in the solicitation of proxies from Presidential Life shareholders with respect to the merger. Information about Presidential Life’s executive officers and directors, and their ownership of Presidential Life common stock, is set forth in Presidential Life’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012. Additional information regarding the direct and indirect interests of Presidential Life’s executive officers and directors in the merger will be in the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

Media Contacts

For Athene:

Bill Free

864-609-1187

bfree@athene.com

For Presidential Life:

Brunswick Group

Gemma Hart / Beau Allen

212-333-3810

4